Table of Contents

                                                           Page

GENERAL INFORMATION FOR STOCKHOLDERS.......................  1
  Proxy Solicitation.......................................  1
  Voting Policy and Procedure..............................  1
  Voting Tabulation and Results............................  2
ITEM 1 -- ELECTION OF DIRECTORS............................  2
  General Information......................................  2
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD.............  5
  Meetings of the Board of Directors.......................  5
  Compensation of Directors................................  5
  Committees of the Board of Directors.....................  5
EXECUTIVE OFFICERS OF B-FAST...............................  6
EXECUTIVE COMPENSATION.....................................  7
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION............................................  7
COMPENSATION PURSUANT TO PLANS.............................  8
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS...............  9
SECURITY OWNERSHIP OF MANAGEMENT........................... 10
1999 ANNUAL MEETING........................................ 11
CERTAIN TRANSACTIONS WITH MANAGEMENT....................... 12
  Section 16(a) Beneficial Ownership Reporting
    Compliance............................................. 12
  Related Transactions..................................... 12
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC AUDITOR........ 15
CHANGES IN AND DISAGREEMENTS WITH AUDITORS................. 15
FINANCIAL DISCLOSURE....................................... 16
OTHER BUSINESS............................................. 16
MISCELLANEOUS INFORMATION.................................. 17
  Shareholder Proposals.................................... 17
  Expense of Solicitation of Proxies....................... 17
  Form 10-K Exhibits....................................... 18



                           b-Fast Corp.


                    Notice of 2003 Annual Meeting
                        of Stockholders and
                          Proxy Statement



                           b-Fast Corp.
                     660 Newtown-Yardley Road
                   Newtown, Pennsylvania  18940

                                                August 29, 2003

To All Stockholders of b-Fast Corp.:

     It is my pleasure to invite you to the Annual Meeting of Stockholders ("Meeting") which will be held on Wednesday, September 24, 2003. We will meet at 4750 Lindle Road,
Harrisburg, Pennsylvania, at 9 a.m. Your continuing interest in b-Fast's business is appreciated, and I encourage you to attend the Meeting.

     The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors, as well as information about the functions of the Board, is contained in the Proxy Statement.

     You are also being asked to ratify the appointment of WithumSmith+Brown, P.C. as our independent auditor for 2003.

     Your vote is important. Even if you plan to attend the Meeting, please mark, sign, date and return the enclosed proxy so that your shares will be represented at the Meeting. A postage prepaid, self-addressed return envelope is enclosed for your convenience in returning the proxy.

                                                   PAUL R. SLACK
                                                       Secretary



                           b-Fast Corp.
                     660 Newtown-Yardley Road
                   Newtown, Pennsylvania  18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders ("Meeting") of b-Fast
Corp. ("b-Fast") will be held at 4750 Lindle Road, Harrisburg,
Pennsylvania on Wednesday, September 24, 2003, at 9 a.m. for the following purposes:

(1) to elect five directors to serve for terms of one year or until their successors have been elected and qualified;

(2) to ratify the appointment WithumSmith+Brown, P.C. as the independent auditor for b-Fast; and

(3) to transact such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on August 8, 2003, are entitled to receive notice of and to vote at the Meeting.

     This Notice, the Proxy Statement and the enclosed form of proxy are sent to you by order of the Board of Directors.

                                                   Paul R. Slack
                                                       Secretary

August 29, 2003

----------------------------------------------------------------

Regardless of whether you plan to attend the Meeting, please complete and return the enclosed proxy card.

----------------------------------------------------------------



PROXY STATEMENT

     The Board of Directors b-Fast Corp. ("b-Fast") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, September 24, 2003, and any adjournments thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or after August 29, 2003.

GENERAL INFORMATION FOR STOCKHOLDERS

Proxy Solicitation

     b-Fast's Board of Directors (the "Board") solicits proxies in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, regardless of whether the stockholder attends the Meeting. When you as a stockholder vote by properly signing, dating and returning the enclosed proxy, the persons named as proxies vote your shares in accordance with your directions. If you send no directions, the persons named as proxies will vote your shares in accordance with the Board's recommendation.

     b-Fast will bear the cost of soliciting proxies. Brokerage houses, nominees and other custodians and fiduciaries will send proxy material directly to their principals, and b-Fast will reimburse them for their expenses in doing so.

Voting Policy and Procedure

     Record Date. Holders of record of b-Fast Common Stock, no par value ("Common Stock") and Series A Cumulative Convertible Preferred Stock ("Series A Stock") on August 8, 2003 (the "Record Date") are entitled to notice of the Meeting and to vote at the Meeting the shares they held on that date. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting, except the election of two Designated Directors as described herein. The holders of the Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two Designated Directors.

     Voting. You can vote your shares by ballot at the Meeting or by proxy through U.S. Mail. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage paid envelope.

     You may revoke your proxy or submit a revised proxy at any time before it is voted at the Meeting. If you choose to vote by mail, however, your proxy must be revised or revoked by 5 p.m., Eastern Standard Time, on Tuesday, September 23, 2003. After that time, your vote may only be revised or revoked by submitting a ballot at the Meeting, which cancels any proxy previously voted.

Voting Tabulation and Results

     An inspector of election ("Inspector") will tabulate the votes cast at the Meeting. The Inspector will treat shares of Common Stock and Series A Stock represented by a properly executed proxy as present at the Meeting for purposes of determining a quorum. This will be done regardless of whether the proxy is marked as casting a vote or abstaining. Likewise, the Inspector will treat shares of Common Stock and Series A Stock represented by "broker non-votes" as present for purposes of determining a quorum.


     The Board nominees who receive the greatest number of the affirmative votes cast by holders of Common Stock and Series A Stock, up to the number of directors to be elected, will be elected. Accordingly, so long as a quorum is present, abstentions or broker non-votes will not affect the election of directors.

     As of the Record Date, there were outstanding Seven Million, Nine Hundred Ninety-Eight Thousand, Fifty-Two (7,998,052) shares of Common Stock, and One Hundred Forty-Four Thousand, One Hundred Eighty-Five (144,185) shares of Series A Stock. b-Fast has Seventy-Two Thousand (72,000) shares of Common Stock in treasury. As of the Record Date, no shares of b-Fast's Series B Convertible Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting except the election of two Designated Directors as described herein. The holders of Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two directors to serve as Designated Directors. In all other respects, the Series A Stock is non-voting at the Meeting.

ITEM 1 -- ELECTION OF DIRECTORS

General Information

     The business and affairs of b-Fast are managed by or under the direction of its Board. Stockholders elect directors to serve for terms of one year and until their successors have been elected and qualified or until their earlier resignation, retirement or removal. Absent instructions to the contrary, the persons named in the accompanying form of proxy intend to vote the shares covered by proxies FOR the election of the director nominees named herein. Absent instructions to the contrary, if any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for a substitute nominee, if the Board recommends one.

                     NUMBER AND QUALIFICATION

     Five directors are to be elected at the Meeting to serve terms of one year or until their successors are duly elected and qualified. Our Articles of Incorporation and Bylaws provide for between five and 11 directors. The Board has nominated five, including the Designated Directors. Holders of Series A Stock will elect two directors in a separate election to serve in the Designated Director positions. A plurality of the votes cast, in person or by proxy, is required for election. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the nominees named herein. Any stockholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any additional individual nominee may do so by marking the proxy to that effect.

     All persons named herein as nominees for director have consented to serve and it is not contemplated that any nominee will be unable to serve as a director. If such event should occur, however, the proxies will be voted by the proxy holders for such other person or persons as may be selected by the present Board.

     The names of the Board's nominees and certain information about them are set forth on the following page. All nominees are presently serving as directors of b-Fast.

Nominees for Regular Directors:

          NAME                    AGE          DIRECTOR SINCE

          Richard W. Brant         33               2000
          Alice F. Buford          55               1998
          Bobby Ray Adkins         56               1994

Nominees for Designated Directors:

          NAME                    AGE          DIRECTOR SINCE

          Maurice Lawruk           72               1994
          James R. Affleck, Jr.    62               1998

     Bobby R. Adkins was elected to the Board on May 20, 1994. He was appointed as Chief Operating Officer in November 1995. Mr. Adkins is the Secretary, Treasurer and a board member of Transtech Holding Company, Inc. ("Transtech") a Delaware holding company, in which he owns a seven percent equity interest.
Mr. Adkins is the Airport Manager at New River Valley Airport, Dublin, Virginia. Mr. Adkins holds Associate degrees in Accounting, Business, Administration, and Law Enforcement, is a licensed commercial pilot and certified flight instructor. Transtech's owners are Messrs. Adkins, Lawruk, Ms. Buford and Kathryn Brant. Mrs. Brant is the widow of R. Ted Brant, who was the former CEO and President of b-Fast. R. Ted Brant also was the President of Transtech.

     James R. Affleck, Jr. was appointed as director in August 1998 by the Board. He also serves as Assistant Secretary and Vice-President. Mr. Affleck's duties as an officer of b-Fast involve general oversight of cash management, insurance, human resources and benefit programs and investor relations.

     Alice F. Buford was elected as director on September 3, 1998 by the Board. Ms. Buford is a shareholder of Transtech.

     Maurice A. Lawruk was elected to the Board on May 20, 1994. Mr. Lawruk owns a 40% equity interest in Transtech and serves as the President and a director of that company. Mr. Lawruk also serves as Chairman of the construction company which he founded in 1967. On July 11, 2000, Mr. Lawruk was elected Chairman of the Board following the death of R. Ted Brant.

     Richard W. Brant, M.D. was appointed to the Board on July 11, 2000. Dr. Brant received both a Bachelor of Arts and Doctor of Medicine degree from West Virginia University. He is a partner and managing member of Brant Medical Services, LLC, a medical consulting firm. Dr. Brant is the Vice President and a director of Transtech.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
     ELECTION OF EACH OF THE BOARD'S NOMINEES FOR DIRECTOR.

         BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board is constituted by three regular directors and two Designated Directors. Regular directors are elected by the holders of the Common Stock. Designated Directors are elected by the holders of the Series A Stock. The Board is currently composed of Messrs. Adkins, Affleck, Lawruk, Dr. Brant and
Ms. Buford.

Meetings of the Board of Directors

     During the fiscal year ended September 30, 2002, b-Fast's records indicate the Board met, or acted by written consent, five times. Each director attended more than 75% of the meetings of the Board held, and participated in 100% of the actions by written consent taken.

Compensation of Directors

     Between May 31, 1994 and May 2002, the Board did not pay any compensation for directors in their capacity as directors. Effective May 1, 2002, the Board voted to reinstate compensation at an annual rate of $12,000, plus $500 per meeting of the directors. Fees totaling $32,500 were paid to directors through September 30, 2002.

Committees of the Board of Directors

     The Board has an Executive Committee, a Human
Resources/Compensation Committee, and an Audit Committee.

     Executive Committee. The Executive Committee is authorized to act in the absence of the Chief Executive Officer. The Board has determined that while an individual serves as Chief
Executive Officer the Executive Committee shall be inactive.

     Human Resources/Compensation Committee.  The Human
Resources/Compensation Committee advises the Board with respect to human resources and compensation matters, including compensation of officers and directors. The committee is comprised of Messrs. Adkins and Affleck. This committee did not meet during the fiscal year ended September 30, 2002.

     Audit Committee. The Audit Committee reviews b-Fast's financial statements, financial systems and internal audit controls, reviews the activities and fees of b-Fast's independent auditor, and performs such other activities in connection with our financial controls as may be directed by the Board. The committee is comprised of Ms. Buford and Mr. Adkins. This committee met one time during the fiscal year ended September 30, 2002.

                    EXECUTIVE OFFICERS OF b-FAST

     The following information is provided for the current executive officers of b-Fast. The executive officers are appointed annually by the Board and serve at the discretion of the Board.

     Name                         Age     Office

     Bobby Ray Adkins              56     President and Chief
                                          Executive Officer;
                                          Director

     James R. Affleck, Jr.         62     Vice President;
                                          Assistant Treasurer;
                                          Assistant Secretary;
                                          Director

     Paul R. Slack                 63     Treasurer; Secretary;
                                          Chief Accounting
                                          Officer; Controller

     Paul R. Slack was named Chief Accounting Officer and
Controller by the Board in February 1991.  Subsequently,
Mr. Slack was named Assistant Secretary and Treasurer.  On
March 5, 1997, Mr. Slack was named Secretary of b-Fast.
Mr. Slack received his B.S. degree in accounting from Rider
College.

     For additional information regarding Messrs. Adkins and Affleck please refer to the "Election of Directors" Section of this Proxy Statement.

                       EXECUTIVE COMPENSATION

     The following table sets forth information regarding the annual compensation for services in all capacities to b-Fast of the Chief Executive Officer for the fiscal year ended
September 30, 2002 and the two previous fiscal years.

-------------------------------------------------------------------------------------------------
                                                                    Long-Term
                                            Annual Compensation    Compensation
                                            -------------------    ------------
                                                                      Awards          All Other
Name and Principal Position          Year     Salary     Bonus     Options/SARS     Compensation
---------------------------          ----     ------     -----     ------------     ------------
Bobby R. Adkins (1)                  2002     100,485      -0-            -0-             -0-
Chief Executive Officer;             2001     100,100      -0-            -0-          42,019
President; Director (2)              2000      15,385      -0-            -0-          62,376


----------

(1) Other compensation during 2001 is a fee for management of RTB/AS, LLC, a company which was previously consolidated.
     As of October 1, 2001, it is not presented in consolidated form.

(2) Appointed by the Board in July 2000. Mr. Adkins' salary for 2000 represents earnings as President and CEO from the time of his appointment through September 30, 2000. Other compensation represents earnings for that year as Vice President.

-------------------------------------------------------------------------------------------------
                              OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
                              ---------------------------------------------
       AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUE
       ---------------------------------------------------------------------------------------

                                                                  Number of
                                                                 Securities        Value(1) of
                                                                 Underlying        Unexercised
                                                                 Unexercised       in-the-Money
                                                                 Options/SARs      Options/SARs
                                                                  at Fiscal         at Fiscal
                                 Shares                          Year-End (#)      Year-End ($)
                               Acquired on        Value          Exercisable/      Exercisable/
Name                           Exercise (#)     Realized ($)     Unexercisable     Unexercisable
----                           ------------     ------------     -------------     -------------
Bobby R. Adkins,
Chief Executive Officer;           -0-              -0-               0/0          $0.00/$0.00
President
Director




   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Adkins and Affleck comprise the Human Resources/Compensation Committee ("Committee"). Neither
Mr. Adkins nor Mr. Affleck received compensation from b-Fast by virtue of their positions as members of the Committee.
Mr. Adkins is employed by b-Fast and received compensation in that capacity for the fiscal year ended September 30, 2002 in the amount of $100,485. Mr. Affleck also is employed by b-Fast, and received compensation in that capacity for the fiscal year ended September 30, 2002. No member of the Committee had any direct or indirect material interest in any transaction or proposed transaction to which we were a party, except that Mr. Adkins has a seven percent equity interest in Transtech and he was an officer of Transportech, Inc. ("Transportech"), a wholly owned subsidiary of Transtech. See the Sections of this statement entitled "Election of Directors", "1999 Annual Meeting" and "Related Transactions" for more information concerning Transtech and Transportech.

                    COMPENSATION PURSUANT TO PLANS

     b-Fast has an Employees Tax Sheltered Retirement Plan meeting the requirements of Section 401(k) of the Internal Revenue Code (the "Plan"). All regular, full time employees with one or more years of service are eligible to participate in the Plan. The Plan provides for voluntary contributions by a participant of up to 15% of the participant's salary subject to the maximum amounts allowable from time to time by the Internal Revenue Service. Employees become eligible to participate in the Plan after one year of continuos service with b-Fast. We make a matching contribution of 25% of that portion of the participant's contribution which does not exceed two percent of the participant's salary. b-Fast's contribution to the Plan vests after an employee has participated in the Plan for one year. In general, subject to provisions permitting hardship withdrawals and certain loans, the vested amount in a participant's account may only be withdrawn after the participant reaches age 59-1/2, or upon the participant's death, termination of employment, disability or retirement. Contributions to the Plan for the fiscal year ended
September 30, 2002 were immaterial.

     We have also provided for the payment of two types of bonuses to selected employees. First, b-Fast has established an incentive plan for operating managers, including department managers, general managers, and vice presidents. Under this plan, each operating manager is eligible to earn incentive payments based on achievement of certain operating and revenue targets established at the beginning of the fiscal year.
Second, the Board may authorize additional bonuses for certain executive and selected staff employees based on achievement of specified operating of programmatic objectives established at the beginning of the fiscal year. b-Fast granted no bonuses under the Plan during fiscal year ended September 30, 2002.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following tables set forth, as of the Record Date, information with respect to stock ownership in b-Fast by each person known by us to be the beneficial owner of more than five percent of the outstanding Common Stock or Series A Stock.

------------------------------------------------------------------------------------------------
                                    Amount and                         Amount and
                                    Nature of          Percent          Nature of      Percent
                                    Beneficial         of Class       Ownership of   of Class of
   Name and Address                 Ownership of       of Common        Series A       Series A
of Beneficiary Owner(1)             Common Stock       Stock            Stock(2)        Stock
------------------------------------------------------------------------------------------------
Transtech Holding Company, Inc.     4,446,065(3)       51.85%           103,540         71.8%
1331 Twelfth Avenue, Suite-109
Altoona, PA  16601

John F. Bricker (deceased)            401,038              6%               -0-           -0-
826 Union Street, Suite 300
New Orleans, LA  70112

Alinco S.A.                           327,990(4)         4.1%               -0-           -0-
c/o Faust, Rabbach & Stanger
488 Madison Avenue
New York, NY 10022

Cesamar, S.A.                        327,990(4)         4.1%               -0-           -0-
c/o Faust, Rabbach & Stanger
488 Madison Avenue
New York, NY 10022

Project Bond Limited                327,990(4)         4.1%               -0-           -0-
c/o Faust, Rabbach & Stanger
488 Madison Avenue
New York, NY 10022


----------

(1) Except as otherwise noted, the stockholders listed exercise sole voting and investment power, subject to community property laws where applicable. Information with respect to beneficial ownership is based upon information furnished by each stockholder.

(2) On or about June 30, 1988, the holders of Series A Stock became entitled (pursuant to the Articles of Incorporation of b-Fast), voting separately as a class, to elect two directors, to serve on the Board in designated positions as a result of b-Fast's failure to pay six quarterly dividends on the Series A Stock. Under the Articles of Incorporation, the holders of Series A Stock cannot vote their holdings of Common Stock for the election of b-Fast's regular directors while entitled to elect directors to serve in the designated positions.

(3)  During December 1998, Transtech purchased all of the
     Series A Stock previously held by Triton.

(4) Alinco S.A., Cesamar, S.A., and Project Bond Limited consider themselves a "group" within the meaning of SEC
     Rule 13d.

     The following table sets forth, as of the Record Date, information with respect to ownership of Common Stock and Series A Stock by (i) each director and director-nominee of b-Fast, and
(ii) all officers and directors of b-Fast as a group. This information was furnished to b-Fast by our officers and directors or is based upon public SEC filings.

          SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

-------------------------------------------------------------------------------------------
                                     Amount and                    Amount and
                                     Nature of         Percent     Nature of     Percent
                                     Beneficial       of Class    Ownership of  of Class of
                                     Ownership of     of Common     Series A     Series A
Name of Beneficial Owner(1)          Common Stock       Stock        Stock        Stock
-------------------------------------------------------------------------------------------
Bobby Ray Adkins                      -0-(2)             -0-        -0-(3)          -0-

Richard W. Brant, M.D.                600                 *         -0-             -0-

James R. Affleck, Jr.                 -0-(4)             -0-        -0-(5)          -0-

Alice F. Buford                       -0-(6)             -0-        -0-(7)          -0-

Maurice Lawruk                        -0-(8)             -0-        -0-(9)          -0-

Paul R. Slack                         -0-(10)            -0-        -0-             -0-

All Officers and Directors as a group
(includes 6 persons)                  600(11)            -0-        -0-             -0-


* Denotes ownership of less than one percent (1%) of the indicated class.

----------

(1) Except as otherwise noted, the stockholders listed exercise sole voting and investment power, subject to community property laws where applicable. With respect to each person or group, the number of shares and percentages are calculated based on the number of shares outstanding plus shares that such person or group may acquire within 60 days upon the exercise of stock options.

(2) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Mr. Adkins owns a seven percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(3) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Adkins owns a seven percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(4) Does not include 8,000 shares of Common Stock (which includes 4,000 shares of Common Stock issuable upon conversion of 500 shares of Series A Stock) owned by Mr. Affleck's spouse. Mr. Affleck disclaims beneficial ownership of these shares.

(5) Does not include 500 shares of Series A Stock owned by Mr. Affleck's spouse. Mr. Affleck disclaims beneficial ownership of these shares.

(6) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Ms. Buford owns a 3.5% equity interest. Ms. Buford disclaims beneficial ownership of these shares.

(7) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Ms. Buford owns a 3.5% equity interest. Ms. Buford disclaims beneficial ownership of these shares.

(8) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

(9) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

(10) Mr. Slack had been granted and was vested in options exercisable for 20,000 shares of Common Stock. 10,000 of these options expired on November 8, 2001; 10,000 of these options expired on September 16, 2002. No options were exercised prior to expiration.

(11) Does not include 20,000 shares with respect to expired vested stock options. Does not include 3,031,905 shares of Common Stock owned of record by Transtech or 375,788 shares of Common Stock issuable to Transtech on conversion of 93,947 shares of Series A Stock. Does not include 4,000 shares of Common Stock owned of record and 4,000 shares of Common Stock issuable on conversion of 500 shares of Series A Stock owned of record by the spouse of Mr. Affleck.

                       1999 ANNUAL MEETING

     At the 1999 Annual Meeting of stockholders, the Board put the following motions to a vote: the election of directors; ratification of the amendment to the Articles of Incorporation to increase the authorized Common Stock from 15 million to 60 million shares; ratification of the exchange of all of the issued and outstanding Series A Stock into Common Stock at a rate of eight shares of Common Stock for each share of Series A Stock for every holder other than Transtech, and four shares of Common Stock for each share of Series A Stock held by Transtech; ratification of the issuance of 12,507,000 shares of common stock, no par value, in consideration of the forgiveness by Transtech of $6,253,500 of indebtedness owed to Transtech by us; and ratification of the new name of the Company to b-Fast Corp.

     Messrs. Adkins, Affleck, Lawruk, T. Brant and Ms. Buford were duly elected as directors. The amendment to the Articles of Incorporation was approved with 4,390,545 yes votes. The exchange of the Series A Stock into Common Stock was approved by both the Common Stock and Series A Stock stockholders (the "Exchange"), with the votes cast in favor of the amendment as follows:

     Common Stock stockholders     -   4,400,000

     Series A Stock stockholders   -     103,840

     The issuance of 12,507,000 shares of Common Stock in consideration of the forgiveness by Transtech of certain indebtedness (the "Forgiveness") owed to it by b-Fast (collectively, the Forgiveness and the Exchange shall be referred to herein as the "Proposals") also was approved. b-Fast does not currently have sufficient registered Common Stock to effect the Proposals. On August 18, 2003 we became current with our reporting obligations under the Securities Exchange Act of 1934, as amended. Prior to this happening, we were unable to implement the Proposals. We now expect to take such steps as are necessary to implement the Proposals.

               CERTAIN TRANSACTIONS WITH MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires b-Fast's directors and executive officers, and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     We believe that, based solely on our review of records of the transfer agent that except as described below that all filing requirements for our officers, directors and greater than 10% stockholders have been complied with.

     Dr. Brant filed one report late. His Form 3 was required to be filed within ten days of his being named to the Board. Dr. Brant was named to the Board shortly following the death of his father. Dr. Brant acquired the 600 shares he owns on June 8, 1999, prior any event discussed in this paragraph.

Related Transactions

     For the fiscal year ended September 30, 2002, there have been no transactions between b-Fast and any executive officer, director, five percent beneficial owner of Common Stock or Series A Stock, or member of the immediate family of the foregoing persons in which one of the foregoing persons had an interest of more than $60,000 except for the following:

     In May 1994 Triton Energy Corporation sold the majority of its equity in b-Fast to Transtech. At September 30, 2002, Transtech owned 51.9% of our Common Stock and 71.8% of the Series A Stock. b-Fast is also indebted to Transtech in the amount of $14,882,400, in the form of notes that Transtech purchased from Triton. During the year ended September 30, 2002, we made no payments on these loans, and $883,000 of interest expense was recorded against these loans of which none was paid. During the year ended September 30, 2001, we made no payments on these loans, and $1,351,000 of interest expense was recorded against these loans of which none was paid. At September 30, 2001, the balance sheet includes $7,480,000 of accrued interest due to Transtech. On January 7, 2003, b-Fast entered into a Note Modification Agreement with Transtech whereby Transtech has agreed to extend the repayment terms on the principal and all accrued but unpaid interest thereon until March 20, 2004. As a result, the principal and accrued interest on these notes were classified as long-term obligations at September 30, 2002.

     In July 1996 b-Fast purchased a 1975 Cessna Citation 500 aircraft owned by R. Ted Brant for $708,000. As part of the purchase agreement b-Fast agreed to make monthly payments directly to Cessna Corporation on the existing loan. At September 30, 2001, the balance of the loan due Cessna was $657,000. This obligation was satisfied when this aircraft was sold January 25, 2002.

     Mr. Lawruk has guaranteed repayment of b-Fast's debt obligation to Cessna Corporation on its 1979 Beechcraft King Air
200 airplane, which was acquired in March 2001.

     Mr. Lawruk, his spouse and Kathryn Brant as the widow of R.
Ted Brant have guaranteed repayment of b-Fast's debt obligation to Avfuel Corporation, b-Fast's fuel supplier. The amount of the obligation was $130,000 at September 30, 2002.

     During fiscal year 1998, the Board approved a $500, 000 line-of-credit, later increased to $1,500,000 in March 1999, and to $1,800,000 in May 1999, for Brant Motorsports Inc. ("Inc."), whose principal was R. Ted Brant. The interest rate on the line of credit is prime less 1%. Inc. is pursuing an opportunity to potentially develop a NASCAR racetrack, exhibition site and sales facility (the "Project"). Inc. had an exclusive option to develop the Project near the Pittsburgh International Airport. This option expired on December 31, 2001. Inc. is also evaluating other locations including but not limited to Youngstown, Ohio in which to potentially develop the Project. Retroactive to January 2000, Inc., transferred all of its assets, liabilities and rights relating to the Project to Brant Motorsports, LLC ("LLC") under an assignment agreement dated October 2001. b-Fast acquired a 50% non-voting ownership interest in LLC in June 1999. T. Brant held a 50% voting interest. Given the significant losses incurred and the financial condition of Inc. management had determined that all amounts due from Inc. under the line of credit, for interest and additional advances were not collectible. As a result, we charged administration costs for $1,911,000 during fiscal year 1999. In fiscal 2001 and 2000, we made additional advances of $111,000 and $127,000, respectively in connection with the Project. Given the continued losses and the financial condition of Inc. management has determined that the additional advances are not collectible. As a result, b-Fast charged administration costs for $111,000 and $127, 000 respectively, during fiscal years 2001 and 2000. The consolidated balance sheet at September 30, 2002, includes a reserve for advances and loans to affiliates of $2,149,000. For more information on Inc., LLC and their operations, please see the Annual Report for the period ended September 30, 2002, Item 1, a copy of which is attached hereto.

     In March 1999, T. Brant entered into an agreement to purchase a 30% ownership interest in an auto racing entity for $9,875,000, principally with funds received from a majority owned subsidiary of b-Fast. In 1999, R. Ted Brant, together with assistance from us, formed RTB/AS, LLC ("RTB/AS") for the purpose of making additional investments in the automobile racing industry. In 1999, we advanced $9,708,000 to Mr. Brant in connection therewith. The advances were structured as a loan of $4,265,000 bearing interest at 8% per annum, various interest free advances totaling $1,168,000 and a purchase of an After Tax Economic Interest ("ATEI") in Mr. Brant's 30% ownership interests in the auto racing entity for $4,275,000.

     RTB/AS also made additional interest free advances of $171,000 and $610,000 during 2000 and 1999, respectively, to T.
Brant unrelated to his acquisition of an ownership interest in an auto racing entity.

     As of September 30, 2002, we have a payable to RTB/AS in the amount of $132,000 included on the balance sheet as accrued expenses - other.

     As of October 1, 2001, the Company determined that while it continues to exercise significant influence over RTB/AS, it no longer had control of RTB/AS. As a result, the Company changed its method of accounting for RTB/AS from consolidation in fiscal 2001 to the equity method in fiscal 2002. The prior year financial statements have not been restated. However, the purposes of the fiscal 2002 cash flow statement, the Company utilized a pro forma balance sheet prepared on the equity method as of September 30, 2001.

     Equity in income of unconsolidated subsidiary of $237,000 is our share of the earnings of RTB/AS, as recorded using the equity method. This is the first year in which we have recorded such income, because in prior years we had consolidated this entity.

     In prior years, Transportech advanced b-Fast $123,000. The unpaid balance at September 30, 2002 was $19,000.

     In January 2002, Mr. Adkins loaned b-Fast $75,000 interest free. The loan was repaid in February 2002.

       APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC AUDITOR

     On May 9, 2002 the Board appointed WithumSmith+Brown, P.C. as our independent auditor to examine b-Fast's financial statements. WithumSmith+Brown, P.C. audited our financial statements for the fiscal year ended September 30, 2003 and the Board, upon the recommendation of its Audit Committee, has selected WithumSmith+Brown, P.C. as the independent auditor to examine the financial statements and to perform the audit for the year ending September 30, 2003, such appointment to continue at the pleasure of the Board. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the ratification of WithumSmith+Brown, P.C. as the independent auditor for b-Fast. If the stockholders do not approve this selection, the Board and the Audit Committee will consider other independent auditors.

          THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
       OF THE APPOINTMENT OF WITHUMSMITH+BROWN, P.C. AS THE
                  INDEPENDENT AUDITOR FOR b-FAST.

             CHANGES IN AND DISAGREEMENTS WITH AUDITORS
               ON ACCOUNTING AND FINANCIAL DISCLOSURE

     b-Fast changed its independent auditor on May 9, 2002. b-Fast is unaware of any disagreements with its former auditor, BDO Seidman, LLP ("BDO") on accounting and financial disclosure. In addition, the rules of the SEC require us to inform you that:

     BDO audited our financial statements for the fiscal years ended September 30, 1997 through 2001. On May 9, 2002 b-Fast
(i) advised BDO that we were terminating its engagement, and
(ii) engaged WithumSmith+Brown, P.C. as our independent certified public auditor. The engagement of WithumSmith+Brown, P.C. was authorized by the Board on May 9, 2002, as part of our ongoing efforts to improve operating efficiencies.

     The reports of BDO did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our two most recent fiscal years there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. We have authorized BDO to respond fully to the inquiries of WithumSmith+Brown, P.C. regarding BDO's examination of our books and records of account.

     During our two most recent fiscal years and the subsequent period prior to the engagement of WithumSmith+Brown, P.C. neither b-Fast nor anyone acting on our behalf has consulted WithumSmith+Brown, P.C. regarding either the application of accounting principles to any transaction or the type of audit opinion that might be rendered on our financial statements.

     Representatives of WithumSmith+Brown, P.C. are neither expected to be present at the annual meeting nor to be available to respond to stockholders questions at the Meeting. Should representatives of WithumSmith+Brown, P.C. attend the Meeting, they will have the opportunity to make a statement.

                      FINANCIAL DISCLOSURE

     Attached hereto is a copy of our Form 10-KSB, without exhibits, for the fiscal year ended September 30, 2002. Stockholders are encouraged to read this Form 10-KSB. It contains information on our operations, markets, products and services, as well as our audited financial statements.

     In addition, the rules of the SEC require us to report any disposals of segments of our business and extraordinary, unusual, or infrequently occurring items within the two most recent fiscal years.

     On October 31, 2000, we sold our FBO at Morgantown, West Virginia to the City of Morgantown for $150,000 and the release of b-Fast from certain obligations to that City. Even as the only FBO on this airport, the traffic volume at this airport made it difficult for the FBO to be consistently profitable.

                         OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                    MISCELLANEOUS INFORMATION

Stockholder Proposals

     Proposals that stockholders desire to have included in our proxy statement for the 2004 Annual Meeting should be received by us in our offices at 660 Newtown-Yardley Road, Newtown, PA 18940 on or before December 31, 2003. In order to be included in the proxy statement, any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Solicitation Rules of the Securities and Exchange Commission. A stockholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 is not required to be included in our proxy statement and proxy form and may not be presented at the 2004 Annual Meeting.

Expense of Solicitation of Proxies

     The cost of soliciting proxies in the accompanying form, including any and all professional fees paid to attorneys and auditors in connection with the preparation and filing with the SEC of these proxy materials and the financial statements and information included herein and the cost of printing and mailing these proxy materials, will be borne solely by b-Fast. To the extent necessary, in order to assure sufficient representation, b-Fast's directors, officers and regular employees may request the return of proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries and other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. We will reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in furnishing proxy materials to certain beneficial owners of our voting stock.

Form 10-K Exhibits

     Copies of exhibits to SEC Form 10-KSB are available on prepayment of copying charges. Requests and checks, as appropriate, should be addressed to b-Fast Corp., 660 Newtown-
Yardley Road, Newtown, Pennsylvania 18940.

                              BY ORDER OF THE BOARD OF DIRECTORS




                              PAUL R. SLACK
                              Secretary

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN
THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID
ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.